Exhibit 99.8

VIA EDGAR

March 28, 2024

Securities and Exchange Commission

Division of Corporate Finance

Office of Real Estate & Construction

100 F Street, N.E.

Washington, D.C. 20549

USA

Re:	Ming Shing Group Holdings Limited (CIK 0001956166)
Amendment No. 3 to Registration Statement on Form F-1
Representation Pursuant to Item 8.A.4 of Form 20-F

Ladies and Gentlemen:

Ming Shing Group Holdings Limited, a foreign private issuer incorporated under the laws of the Cayman Islands (the “Company”), has included in this Amendment No. 3 to Registration Statement on Form F-1 (the “Registration Statement”) its audited consolidated financial statements, prepared in accordance with accounting principles generally accepted in the United States of America, as of and for the years ended March 31, 2023 and 2022, and unaudited condensed consolidated financial statements as of September 30, 2023 and for the six months ended September 30, 2023 and 2022. The Company has submitted this letter via EDGAR to the United States Securities and Exchange Commission (the “Commission”) as Exhibit 99.8 to the Registration Statement.

Item 8.A.4 of Form 20-F requires that in the case of a company’s initial public offering, the registration statement on Form F-1 shall contain audited financial statements as of a date not older than 12 months from the date of the filing. The Company is submitting this letter pursuant to Instruction 2 to Item 8.A.4 of Form 20-F (the “Instruction”), which provides that “[a] company may comply with only the 15-month requirement in this item if the company is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship.”

Pursuant to the Instruction, the Company hereby represents to the Commission that:

(i)	the Company is not required by any jurisdiction outside the United States, including the Cayman Islands or Hong Kong, to comply with a requirement to issue audited financial statements not older than 12 months after the Company’s fiscal year-end;

(ii)	full compliance with Item 8.A.4 of Form 20-F at present is impracticable and involves undue hardship for the Company;

(iii)	the Company does not anticipate that its audited financial statements for the fiscal year ended March 31, 2024 will be available until approximately July 2024; and

(iv)	in no event will the Company seek effectiveness of this registration statement on Form F-1 if its audited financial statements are older than 15 months at the time of the Company’s initial public offering.

Sincerely,

Ming Shing Group Holdings Limited

	By:	/s/ Pik Chun Lin
Pik Chun Lin
Chief Financial Officer